Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated September 8, 2010
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
J. Brian Patsy	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH® SOLUTIONS REPORTS Q2 RESULTS
Five license solutions sold driving 15% revenue growth for the quarter
Cincinnati, Ohio — September 8, 2010 -— Streamline Health Solutions, Inc. (Nasdaq CM: STRM) today announced financial results for the second quarter of fiscal year 2010, ended July 31, 2010.
Highlights for the quarter included:
•	Revenue for the quarter increased 15% over prior year comparable quarter;

•	System Sales up 118% compared to last year’s second quarter;

•	Adjusted EBITDA* for the quarter was up 31% to $999,000 from $760,000 in Q2 of 2009; Net loss for the quarter was $76,000, or $0.01 per share, versus a net loss of $18,000, or $0.00 per share in Q2 of 2009;

•	Awarded purchase contracts for two new accessANYwareTM enterprise licenses and three new departmental workflows with total contract values of over $1.5 million; of which $680,000 of systems revenue was recognized during the quarter;

•	Application hosting recurring revenues increased 7% and 14% respectively, over the prior three and six month periods;

•	New bookings for the quarter, excluding maintenance revenue, increased 71% to $2.0 million sequentially compared to $1.2 million in the previous quarter ended April 30, 2010.
Revenues for the quarter totaled $4.7 million, compared to $4.0 million in the prior year second quarter, an increase of 15%. The increase in revenues is primarily attributed to higher license systems sales and increased recurring revenues recognized from application hosting and maintenance contracts. System sales for the quarter increased 118% versus the comparable prior year quarter to $961,000, primarily from contracts sold during the second quarter. Recurring revenues from application-hosted contracts were up 7% for the quarter, or $56,000, due to the growth in hosted customers and the implementation and activation of their software solutions. Recurring maintenance revenue for the quarter increased $54,000 or 3% over the prior comparable quarter. The results for the quarter were impacted by a $25,000 decrease in professional services revenues and a $62,000 decrease in hardware and third-party software sales from the prior comparable quarter.
The Company incurred a net loss of $76,000, or $0.01 per fully diluted share, for the quarter ended July 31, 2010, compared to a net loss of $18,000, or $0.00 per fully diluted share, in the prior year quarter. Increases in proprietary software sales and recurring application hosting revenues were offset by increased investment in customer initiatives, hosting operations, compensation expenses including bonus re-instatement, amortization of equity awards, and increased expense relating to amortization of capitalized software development costs. All of these contributed to the loss for the current three and six month periods.
New bookings for the quarter, excluding maintenance services, were in excess of $2.0 million. These new bookings included a new enterprise license contract signed with Saint Francis Hospital and Medical Center, a large add-on enterprise license sale signed with Nassau University Medical Center, and three Business Process Management (BPM) departmental workflow solutions sold to an existing customer. Backlog at July 31, 2010 was $18.9 million, compared with $18.6 million at April 30, 2010 and $23.4 million at July 31, 2009. The increase in the sequential backlog since April 30, 2010 was primarily the result of increased maintenance commitments during the most recent quarter and professional services from the new contracts added during the quarter. The primary decrease in backlog from last July was the recognition of revenues — approximately $1.7 million - for the delivery of accessANYware 5.0 in the fourth quarter of fiscal 2009. Current backlog was also reduced by the recognition of revenue for application-hosted and maintenance contracts that were in the prior backlog totals.

Adjusted EBITDA* (a non-GAAP measure) for the quarter ended July 31, 2010 was $999,000, or $0.10 per fully diluted common share (adjusted), compared to adjusted EBITDA earnings of $760,000 or $0.08 per fully diluted common share (adjusted) in the comparable prior quarter.
J. Brian Patsy, chief executive officer of Streamline Health, commented, “We are pleased to have closed contracts covering five new software license sales during the quarter — two enterprise accessANYware sales and three departmental workflow sales. Our enterprise accessANYware sale to Saint Francis Hospital and Medical Center was through our largest remarketing partner, GE Healthcare, and the remainder were sold through our direct sales force. Of the five new license solutions sold with total contract values of over $1.5 million, $680,000 has been recognized in the quarter we are reporting on today as systems revenue, and the remaining $832,000 went into our professional services and third party component backlog and will be recognized upon implementation at the respective medical institutions. As we continue to gain traction in our hosted recurring revenue model, traditional license sales will provide a significant impact to our quarterly results. This is the strategic revenue generating combination that we are working to implement at Streamline Health. We believe that offering our existing and future hospital clients maximum flexibility in choosing payment options for the software solutions that drive operating efficiencies will be an important attribute that will give Streamline Health an edge in competitive bidding situations going forward.”
“During the quarter we were also successful in providing two existing clients with several of our Business Process Management workflow solutions, one on an enterprise level to Nassau University Medical Center and the other on a departmental level, composed of three new workflow solutions to an existing customer. We believe that our new workflow solutions represent a significant business opportunity in the coming quarters and years. Workflow solutions sales can be made on the departmental level and in many cases do not require executive suite approval. This streamlined approval process results in accelerated implementation schedules and operating efficiencies at our hospital customers, and accelerated revenue recognition for Streamline Health. This is a win/win for all parties involved.”
Effective September 2, 2010, Gary Winzenread, the Company’s senior vice president of product development and implementation services has been appointed chief operating officer of Streamline Health Solutions, Inc. Mr. Winzenread will focus on managing day-to-day operations and improving the Company’s overall operational efficiencies. This appointment will permit Mr. Patsy to increase his focus on leading the sales and marketing organization, pursuing partnerships and strategic business opportunities and driving product strategy to further strengthen the Company’s position in the marketplace.

Mr. Patsy, commenting on the appointment said, “Gary has made a tremendous contribution to Streamline Health over the past three years. Through his leadership the company developed and delivered its advanced fifth generation architecture, accessANYware 5.0, on time and on budget. Gary also implemented key programs to improve the effectiveness of our services organization. In order to position the Company for future growth, Gary will continue to manage development and support services, and will assume the additional responsibility for managing hosting and internal information technology services as well.” Mr. Patsy continued, “By consolidating all support and technical services under one organization, we will more efficiently deliver quality solutions to the healthcare marketplace. Gary has a thorough understanding of our business and his strong leadership will ensure that our operations are efficient and effective as we expand our solution portfolio and market reach”.
* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.
Streamline Health defines “adjusted EBITDA” as operating profit before depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.
Conference Call Information
The Company will conduct a conference call and web cast to review the results of the second quarter of fiscal 2010 later today, September 8, 2010 at 4:30 p.m. ET.
Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or can listen via a live Internet web cast, which can be found at www.streamlinehealth.net. A replay of the call will be available by visiting www.streamlinehealth.net for 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 444030, through September 13, 2010.
About Streamline Health
Streamline Health is a leading supplier of document workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.

The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, Recovery Audit Contractor (RAC) mitigation processing, secondary billing services, explanation of benefits processing and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a ‘Software as a Service’ (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information please visit our website at http://www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended July 31,
(Unaudited)

	Three Months		Six Months
	2010	2009	2010	2009
Revenues:
Systems sales	$960,880	$440,539	$1,111,318	$787,583
Services, maintenance and support	2,830,935	2,800,732	5,374,510	5,516,973
Application-hosting services	884,662	828,222	1,734,665	1,515,736

Total revenues	4,676,477	4,069,493	8,220,493	7,820,292

Operating expenses:
Cost of systems sales	780,506	768,035	1,518,395	1,433,695
Cost of services, maintenance and support	1,378,778	1,315,986	2,760,988	2,380,116
Cost of application-hosting services	472,098	363,848	929,126	795,653
Selling, general and administrative	1,505,863	1,255,162	3,203,440	2,470,132
Product research and development	567,147	383,943	1,037,318	730,190

Total operating expenses	4,704,392	4,086,974	9,449,267	7,809,786

Operating profit (loss)	(27,915)	(17,481)	(1,228,774)	10,506
Other income (expense):
Interest expense	(34,001)	(10,651)	(56,336)	(18,117)
Other income (expense)	(9,023)	16,183	42,786	19,003

Earnings (loss) before taxes	(70,939)	(11,949)	(1,242,324)	11,392
Income taxes	(5,000)	(6,000)	(10,000)	(13,000)

Net loss	$(75,939)	$(17,949)	$(1,252,324)	$(1,608)

Basic net loss per common share	$(0.01)	$(0.00)	$(0.13)	$(0.00)

Diluted net loss per common share	$(0.01)	$(0.00)	$(0.13)	$(0.00)

Number of shares used in per common share computations:
Basic	9,506,904	9,379,237	9,460,911	9,367,144

Diluted	9,506,904	9,379,237	9,460,911	9,367,144

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Assets

	(Unaudited)	(Audited)
	July 31,	January 31,
	2010	2010
Current assets:
Cash and cash equivalents	$580,574	$1,025,173
Accounts receivable, net of allowance for doubtful accounts of $150,000 and $100,000, respectively	2,036,329	1,922,279
Contract receivables	1,071,707	1,182,308
Prepaid hardware and third party software for future delivery	148,026	149,281
Prepaid other, including prepaid customer maintenance contracts	1,473,427	1,363,332
Deferred income taxes	224,000	224,000

Total current assets	5,534,063	5,866,373

Property and equipment:
Computer equipment	3,158,277	2,987,039
Computer software	1,896,255	1,816,397
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	582,429	574,257

	6,384,828	6,125,560
Accumulated depreciation and amortization	(4,756,133)	(4,344,432)

	1,628,695	1,781,128

Contract receivables, less current portion	226,431	146,093
Capitalized software development costs, net of accumulated amortization of $11,665,809 and $10,411,828, respectively	8,069,311	8,049,292
Other, including deferred income taxes of $1,651,000 and $1,651,000, respectively	1,678,686	1,681,661

	$17,137,186	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Liabilities and Stockholders’ Equity

	(Unaudited)	(Audited)
	July 31,	January 31,
	2010	2010

Accounts payable	$687,920	$887,928
Accrued compensation	673,753	559,235
Accrued other expenses	373,900	476,504
Current portion of capital lease obligation	195,387	249,309
Current portion of deferred revenues	4,956,267	4,956,303

Total current liabilities	6,887,227	7,129,279

Deferred revenues, less current portion	273,745	602,239
Line of credit	2,000,000	900,000
Capital lease, less current portion	132,299	161,666

Total liabilities	9,293,271	8,793,184

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,752,284 and 9,436,824 shares issued, respectively	97,523	94,368
Additional paid in capital	36,527,467	36,160,126
Accumulated other comprehensive income	—	5,620
Accumulated (deficit)	(28,781,075)	(27,528,751)

Total stockholders’ equity	7,843,915	8,731,363

	$17,137,186	$17,524,547

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended July 31,
(Unaudited)

	2010	2009
Operating activities:
Net loss	$(1,252,324)	$(1,608)
Adjustments to reconcile net earnings (loss) to net cash (used in) provided by operating activities:
Loss on disposal of fixed assets	—	4,308
Long-term lease incentive	—	(48,842)
Depreciation and amortization	1,708,706	1,338,653
Share-based compensation	243,104	130,176
Provision for accounts receivable allowance	50,000	—

Changes in assets and liabilities:
Accounts and contract receivables	(133,787)	70,560
Other current assets	(114,459)	(175,275)
Accounts payable and accrued expenses	(188,093)	142,283
Deferred revenues	(328,530)	(726,843)

Net cash provided by (used in) operating activities	(15,383)	733,412

Investing activities:
Purchases of property and equipment	(302,292)	(374,114)
Capitalization of software development costs	(1,274,000)	(2,020,000)
Other	2,974	15,205

Net cash (used in) investing activities	(1,573,318)	(2,378,909)

Financing activities:
Proceeds from stock purchase plan and exercise of stock options	127,391	58,400
Net change in bank line of credit	1,100,000	—
Payments on capital lease	(83,289)	—

Net cash provided by financing activities	1,144,102	58,400

Increase (decrease) in cash and cash equivalents	(444,599)	(1,587,097)
Cash and cash equivalents at beginning of period	1,025,173	3,128,801

Cash and cash equivalents at end of period	$580,574	$1,541,704

Supplemental cash flow disclosures:
Interest paid	$30,664	$17,989

Income taxes paid	$18,034	$9,686

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog

	July 31,	April 30,	July 31,
	2010	2010	2009

Streamline Health Software Licenses	$174,000	$188,000	$2,012,000
Custom Software	62,000	107,000	166,000
Hardware and Third Party Software	95,000	145,000	407,000
Professional Services	3,981,000	3,800,000	3,805,000
Application Hosting Services	8,818,000	9,310,000	11,634,000
Recurring Maintenance	5,788,000	5,078,000	5,373,000

TOTAL	$18,918,000	$18,628,000	$23,397,000

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	July 31, 2010
		% of Total
	Value	Bookings
Streamline Health Software licenses	$675,000	33%
Application Hosting Services	—	—
Professional services	1,094,000	54%
Hardware & third party software	260,000	13%

Total bookings	$2,029,000	100%

	Six Months Ended
	July 31, 2010
		% of Total
	Value	Bookings
Streamline Health Software licenses	$675,000	21%
Application Hosting Services	723,000	22%
Professional services	1,465,000	46%
Hardware & third party software	351,000	11%

Total bookings	$3,214,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.
Reconciliation of operating profit (loss) to non-GAAP adjusted EBITDA (a), unaudited.

	Three Months Ended
	July 31,
	2010	2009
Operating profit (loss)	$(27,915)	$(17,481)
EBITDA adjustments
Stock-based compensation	155,658	64,037
Amortization of capitalized software development costs	638,811	516,256
Depreciation and amortization — other	232,876	197,651

Adjusted EBITDA	$999,430	$760,463

	Six Months Ended
	July 31,
	2010	2009
Operating profit (loss)	$(1,228,774)	$10,506
EBITDA adjustments
Stock-based compensation	243,104	130,176
Amortization of capitalized software development costs	1,253,981	948,365
Depreciation and amortization — other	454,725	390,288

Adjusted EBITDA	$723,036	$1,479,335

(a)	Earnings Before Interest, Tax, Depreciation, Amortization and Stock-Based Compensation

Reconciliation of diluted net earnings per common share to non-GAAP diluted earnings per common share

	Three Months Ended
	July 31,
	2010	2009
Diluted earnings from operations per common share	$(0.00)	$(0.00)
Stock-based compensation	0.02	0.01
Amortization of capitalized software development costs	0.07	0.05
Depreciation and amortization — other	0.02	0.02

Adjusted earnings from operations per common share	$0.10	$0.08

Diluted Shares used for per share calculation	9,526,240	9,616,845

	Six Months Ended
	July 31,
	2010	2009
Diluted earnings from operations per common share	$(0.13)	$0.00
Stock-based compensation	0.03	0.01
Amortization of capitalized software development costs	0.13	0.10
Depreciation and amortization — other	0.05	0.04

Adjusted earnings from operations per common share	$0.08	$0.16

Diluted Shares used for per share calculation	9,508,551	9,512,854

Note: Per share amounts may not be additive due to rounding.